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                                                                    Exhibit 4.10

                             FORM OF FIRST AMENDMENT
                                       TO
                 THE NATIONAL CITY CREDIT CARD MASTER NOTE TRUST
                      AMENDED AND RESTATED TRUST AGREEMENT


     THIS FIRST AMENDMENT TO THE NATIONAL CITY CREDIT CARD MASTER NOTE TRUST AMENDED AND RESTATED TRUST AGREEMENT, dated as of [ ] , 200[ ] (this "Amendment") is by and between NATIONAL CITY BANK, a national banking association, as Beneficiary and as Transferor, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Owner Trustee, and acknowledged and accepted by the NATIONAL CITY CREDIT CARD MASTER NOTE TRUST.

     WHEREAS the Beneficiary and Transferor and the Owner Trustee have executed that certain Amended and Restated Trust Agreement, dated as of August 23, 2005 (as amended and supplemented through the date hereof and as the same may be further amended, supplemented or otherwise modified and in effect from time to time, the "Trust Agreement");

     WHEREAS the National City Credit Card Master Note Trust, as Issuer, and The Bank of New York, as Indenture Trustee, have executed that certain Indenture, dated as of August 23, 2005 (as amended and supplemented through the date hereof and as the same may be further amended, supplemented or otherwise modified and in effect from time to time, the "Indenture");

     WHEREAS the Beneficiary and Transferor and the Owner Trustee wish to amend the Trust Agreement as provided herein;

     NOW THEREFORE, in consideration of the promises and the agreements contained herein, the parties hereto agree to amend the provisions of the Trust Agreement as follows:

     SECTION 1. Amendment of Section 1.01. Section 1.01 is hereby amended by adding the following definitions in the appropriate alphabetical order:

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Regulation AB" means Subpart 229.1100 -- Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.


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          "Securitization Transaction" means any transaction involving a new issuance of notes pursuant to the Indenture, whether publicly offered or privately placed, rated or unrated.

     SECTION 2. Amendment of Section 6.07. Section 6.07(c) of the Trust Agreement is hereby amended by deleting such subsection in its entirety and inserting in its place the following:

          (c) Neither the execution nor the delivery by it of this Agreement, the performance by it of its obligations under this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by the Trustee Bank with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on the Trustee Bank, or constitute any default under its charter documents or by-laws or any indenture, mortgage, lease, license, contract, agreement or instrument to which the Trustee Bank is a party or by which the Trustee Bank or any of the Trustee Bank's properties may be bound.

     SECTION 3. Addition of Article XIII. The Trust Agreement is hereby amended by adding the following new Article XIII after Article XII of the Trust
Agreement:

                                  ARTICLE XIII
                          COMPLIANCE WITH REGULATION AB

          Section 13.01. Intent of the Parties; Reasonableness. The Transferor and the Trustee Bank acknowledge and agree that the purpose of this Article XIII is to facilitate compliance by the Transferor with the provisions of Regulation AB and related rules and regulations of the Commission. The Transferor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Transferor's compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Trustee Bank agrees to cooperate in good faith with any reasonable request by the Transferor for information regarding the Trustee Bank which is required in order to enable the Transferor to comply with the provisions of Items 1109(a), 1109(b), 1117 and 1119 of Regulation AB as it relates to the Trustee Bank or to the Trustee Bank's obligations under this Agreement.


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          Section 13.02. Information to Be Provided by the Trustee Bank. The
     Trustee Bank shall, as promptly as practicable, notify the Transferor, in writing, of: (i) the commencement of, a material development in or, if applicable, the termination of, any and all legal proceedings against the Trustee Bank or any and all proceedings which any property of the Trustee Bank is the subject, that is material to the noteholders; and (ii) any such proceedings known to be contemplated by governmental authorities. The Trustee Bank shall also notify the Transferor, in writing, as promptly as practicable following notice to or discovery by the Trustee Bank of any material changes to proceedings described in the preceding sentence. In addition, the Trustee Bank will furnish to the Transferor, in writing, the necessary disclosure regarding the Trustee Bank describing such proceedings required to be disclosed under Item 1117 of Regulation AB, for inclusion in reports filed by or on behalf of the Transferor pursuant to the Exchange Act.

          Notwithstanding the provisions of Section 13.01, the Trustee Bank shall (i) on an annual basis, provide to the Transferor such information regarding the Trustee Bank as is requested for the purpose of compliance with Items 1109(a), 1109(b), 1118 and 1119 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Trustee Bank of any material changes to such information, provide to the Transferor, in writing, such updated information. Such information shall include, at a minimum:

               (A) the Trustee Bank's name and form of organization;

               (B) a description of the extent to which the Trustee Bank has had prior experience serving as a trustee for asset-backed securities transactions involving credit card receivables;

               (C) a description of any affiliation between the Trustee Bank and any of the following parties to a Securitization Transaction, as such parties are identified to the Trustee Bank by the Transferor in writing in advance of such Securitization Transaction:

                    (1) the sponsor;
                    (2) any depositor;
                    (3) the issuing entity;
                    (4) any servicer;
                    (5) any trustee;
                    (6) any originator;
                    (7) any significant obligor;
                    (8) any enhancement or support provider; and
                    (9) any other material transaction party.

          In connection with the above-listed parties, a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of


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          business or is on terms other than would be obtained in an arm's length transaction with an unrelated third party, apart from the asset-backed securities transaction, that currently exists or that existed during the past two years and that is material to an investor's understanding of the asset-backed securities.

     SECTION 4. Effectiveness. The amendments provided for by this Amendment shall become effective upon the delivery of the following:

          (a) A Master Trust Tax Opinion.

          (b) An Issuer Tax Opinion.

          (c) An officer's certificate from the Trust to the Indenture Trustee and the Owner Trustee to the effect that the Trust reasonably believes that this Amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future. (d) Prior written notice of this Amendment to each Note Rating Agency.

          (e) Counterparts of this Amendment, duly executed by the parties hereto.

     SECTION 5. Direction to the Owner Trustee. By its execution of this Amendment, the Beneficiary hereby authorizes and directs the Owner Trustee, pursuant to Sections 2.03, 5.01 and 9.01 of the Trust Agreement, to execute this Amendment.

     SECTION 6. Trust Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Trust Agreement shall remain in full force and effect. All references to the Trust Agreement in any other document or instrument shall be deemed to mean such Trust Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Trust Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Trust Agreement, as amended by this Amendment, as though the terms and obligations of the Trust Agreement were set forth herein.

     SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

     SECTION 8. Governing Law; Submission to Jurisdiction; Agent for Service of Process. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties hereto declare that it is their intention that this Amendment shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees
(a) that this Amendment involves at least $100,000.00, and (b) that this Amendment has been entered into by the parties hereto in express reliance upon 6 DEL. C. Section 2708. Each of the parties hereto


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hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b)(1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)(1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

     SECTION 9. Defined Terms and Section References. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Trust Agreement and if not in the Trust Agreement, then they shall have the meanings assigned to such terms in the Indenture. All Section or subsection references herein shall mean Sections or subsections of the Trust Agreement, except as otherwise provided herein.

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     IN WITNESS WHEREOF, the Beneficiary and Transferor and the Owner Trustee
have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                                                NATIONAL CITY BANK,
                                                AS BENEFICIARY AND AS TRANSFEROR

                                                By:_____________________________
                                                Name:
                                                Title:


                                                WILMINGTON TRUST COMPANY,
                                                AS OWNER TRUSTEE


                                                By:_____________________________
                                                Name:
                                                Title:


Acknowledged and Accepted:

NATIONAL CITY CREDIT CARD MASTER NOTE TRUST

By:  Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee


By:
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Name:
Title: